FENDT • GRAIN & PROTEIN • MASSEY FERGUSON • PTx • VALTRA NEWS RELEASE www.AGCOcorp.com For immediate release AGCO Investor Contact AGCO Media Contact Greg Peterson Rachel Potts V.P., Investor Relations V.P., Chief Communications Officer 770-232-8229 678-654-7719 greg.peterson@agcocorp.com rachel.potts@agcocorp.com AGCO Announces Definitive Agreement to Sell its Grain & Protein Business DULUTH, Ga., July 25, 2024 – AGCO Corporation (NYSE: AGCO), a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology, announced it has entered into a definitive agreement to sell the majority of its Grain & Protein business to American Industrial Partners (“AIP”) in an all-cash transaction valued at $700 million, subject to working capital and other customary closing adjustments. “The divestiture of Grain & Protein supports AGCO’s strategic transformation, recently accelerated by the PTx Trimble joint venture, which closed in April 2024,” said Eric Hansotia, AGCO’s Chairman, President and Chief Executive Officer. “Divesting this business allows us to streamline and sharpen our focus on AGCO’s portfolio of award- winning agricultural machinery and precision ag technology products, which underpins a long-term focus on high growth, high margin and high free cash flow generating businesses.” “AIP has extensive experience in the industrial sector and vast carve-out expertise, which we believe will unlock new potential for the Grain & Protein business. We believe the move will help ensure its brands continue to lead the market in grain, seed and protein production equipment and remain well-positioned to deliver for farmers,” added Hansotia. AGCO expects to use the net proceeds from the transaction consistent with its stated capital allocation priorities, including debt repayment, disciplined investment in technology and organic growth initiatives and return of capital to shareholders. The transaction perimeter to be sold includes the five primary Grain & Protein brands – GSI®, Automated Production® (AP), Cumberland®, Cimbria® and Tecno®. The transaction perimeter to be sold excludes AGCO’s Grain & Protein business in China.

FENDT • GRAIN & PROTEIN • MASSEY FERGUSON • PTx • VALTRA 2 AGCO will begin reporting Grain & Protein as held for sale in the company’s consolidated financial statements for the second quarter of 2024 through the closing date. The company expects to incur a loss on the sale of the business in the range of $450 million to $475 million. The transaction purchase price implies a transaction multiple of approximately 8.3x based on Grain & Protein’s trailing twelve months adjusted EBITDA as of March 31, 2024. The transaction is anticipated to close before the end of the year, subject to regulatory approvals and other customary closing conditions. Morgan Stanley & Co. LLC and Rabo Securities USA, Inc. are acting as financial advisors to AGCO. Simpson Thacher & Bartlett LLP is acting as legal advisor to AGCO. Sidley Austin LLP is acting as legal counsel to AIP. About AGCO AGCO (NYSE: AGCO) is a global leader in the design, manufacture and distribution of agricultural machinery and precision ag technology. AGCO delivers value to farmers and OEM customers through its differentiated brand portfolio including core brands like Fendt®, GSI®, Massey Ferguson®, PTx and Valtra®. AGCO's full line of equipment, smart farming solutions and services helps farmers sustainably feed our world. Founded in 1990 and headquartered in Duluth, Georgia, USA, AGCO had net sales of approximately $14.4 billion in 2023. For more information, visit www.agcocorp.com. For company news, information, and events, please follow us on X: @AGCOCorp. For financial news on X, please follow the hashtag #AGCOIR. About AIP American Industrial Partners (“AIP”) is an industrials investor, with approximately $16 billion in assets under management. AIP is distinctively focused on industrial businesses across a broad range of end markets that include: aerospace and defense, automotive, building products, capital goods, chemicals, industrial services, industrial technology, logistics, metals & mining, and transportation, among others. AIP looks to generate differentiated returns by investing in quality industrial businesses with strong management teams and working with those teams to implement comprehensive operating agendas to build long-term value. Current AIP portfolio companies generate aggregate annual revenues of approximately $25 billion and employ approximately 65,000 employees as of March 31, 2024. In October 2023, AIP closed its eighth fund at $5.1 billion. www.americanindustrial.com Cautionary Statements Regarding Forward-Looking Information Forward-looking statements in this release, including statements about the transaction and our strategic plans as well as the financial impact to the Company resulting therefrom, and our ability to close the transaction and the timing of the closing, are subject to risks that could cause actual results to differ materially from those suggested by the statements. These risks include, but are not limited to, the ability to successfully complete the divestiture of Grain & Protein on a timely basis, including receipt of required regulatory approvals and satisfaction of other conditions, the

FENDT • GRAIN & PROTEIN • MASSEY FERGUSON • PTx • VALTRA 3 risk that the loss on sale of the assets could ultimately be greater than we currently expect, and the ability of the Company to use the proceeds of the transaction consistent with its stated capital allocation priorities. Further information concerning these and other risks is included in AGCO’s filings with the SEC, including its Form 10-K for the year ended December 31, 2023 and subsequent Form 10-Q filings. AGCO disclaims any obligation to update any forward-looking statements except as required by law. ###